WEINICK SANDERS LEVENTHAL & CO., LLP	1375 BROADWAY NEW YORK, N.Y. 10018
CERTIFIED PUBLIC ACCOUNTANTS	212-869-3333 FAX 212-764-3060 WWW.WSLCO.COM

CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP

(INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the incorporation in the Registration Statement of International Commerce Development Corp. on Amendment No.1 to Form SB-2, dated October 29, 2004, under the Securities Act of 1933 of our report dated April 28, 2004, and to the reference to our firm under the heading “Interest of Named Experts” in the Prospectus.

                                  /s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York

October 29, 2004